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                                                                  Exhibit 99.8


                                FIFTH AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT

         THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is entered into as of May 31, 1995, by and between L. A. Gear California, Inc., a California corporation ("Borrower"), and BankAmerica Business Credit, Inc., a Delaware corporation, ("Lender").

         WHEREAS, Lender and Borrower entered into a certain Loan and Security Agreement, dated as of November 22, 1993, as amended by: a First Amendment to Loan and Security Agreement, dated as of May 31, 1994; a Second Amendment to Loan and Security Agreement dated as of August 31, 1994; a Third Amendment to the Loan and Security Agreement, dated as of January 25, 1995; and a Fourth Amendment to the Loan and Security Agreement, dated as of February 28, 1995 (the Loan and Security Agreement, as amended and supplemented, the "Agreement"). (Unless specifically defined herein, all capitalized terms shall be defined in accordance with the Agreement.), and

         WHEREAS, Borrower desires to amend the Agreement and Lender is willing to amend the Agreement, subject to the terms and conditions stated herein,

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties agree as follows.


                            SECTION ONE - AMENDMENT

         1.1 Amendment of "Adjusted Tangible Net Worth." The definition of "Adjusted Tangible Net Worth" in Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

                 "`Adjusted Tangible Net Worth' means, at any date, (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves, as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a consolidated balance sheet of Parent at such date prepared in accordance with GAAP, less (b) the sum of the amount at which Parent's liabilities would be shown on such balance sheet and the amount of any minority interests; provided, however, that for the purpose of calculating Adjusted Tangible Net Worth, (i) the remaining principal balance of Parent's liabilities with respect to Subordinated Debentures, and the amount of Parent's accrued and unpaid dividends on the Preferred Stock shall be excluded from Parent's liabilities, and
         (ii) Adjusted Tangible Net Worth shall be increased or decreased, as appropriate, by the amount of Parent's cumulative currency translation adjustments."





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         1.2     Amendment of "Reference Spread".  The definition of "Reference
Spread" in Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

                 "`Reference Spread' means one and one-half percent (1.5%)."

         1.3 Amendment of Section 2.2(a). Section 2.2(a) of the Agreement is hereby amended by the addition of the following sentence:

         "Notwithstanding any other provision of this Agreement to the contrary, the aggregate unpaid amount of the Reference Rate Loans shall not, at any time, exceed $10,000,000."

         1.4 Amendment of Section 3.1(d). Section 3.1(d) of the Agreement is hereby amended to read as follows:

                          (d) If, for any month during the term of this Agreement, the sum of the average closing daily unpaid balances of the Loans plus the average daily amount available for drawing under all outstanding Letters of Credit does not equal the Total Facility (with the unpaid balance calculated for this purpose by applying collections immediately upon receipt), then Borrower shall pay Lender a fee in an amount determined by multiplying three-eighths of one percent (0.375%) per annum times the amount by which the Total Facility exceeds such amount. Such a fee, if any, shall be calculated on the basis of a year of 360 days and actual days elapsed, and shall be payable to Lender on the first day of each month with respect to the prior month."

         1.5 Amendment of Section 3.3. Section 3.3 of the Loan Agreement is hereby amended to read in its entirety as follows:

                 "3.3 Letter of Credit Fees. Borrower will pay to Lender a commission of (i) one percent (1.0%)per annum of the outstanding Cash Secured Letters of Credit, and (ii) two percent (2.0%) of the outstanding Borrowing Base Letters of Credit. Letter of credit fees shall be calculated on the basis of a year of 360 days for actual days elapsed. The fee would be payable monthly in arrears and would be in addition to reimbursement by Borrower of the issuing institution's fees for issuing, amending, negotiating, and processing letters of credit."

         1.6 Deletion of Section 3.5. Section 3.5 of the Agreement is hereby deleted from the Agreement in its entirety and shall be of no further force or effect.

         1.7 Amendment of Section 6.8. Section 6.8 of the Loan Agreement is hereby amended to read in its entirety as follows:

                 "6.8 Collateral Reporting. Borrower shall also provide Lender the following documents at the following times in form satisfactory to Lender: (a)





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         upon request, but in any event not less frequently than once each week, a schedule of Accounts created since the date of the last such schedule; (b) upon request, but in any event not less frequently than once each week, a schedule of credit memorandums, remittances, and deposits; (c) within ten (10) days after the end of each month, a summary aging of Accounts as of such month end; (d) within twenty
         (20) days after the end of each month, a calculation of Eligible Accounts as of such month end; (e) upon request, but in any event not less frequently than once each week, a line item perpetual inventory report by style; (f) within twenty (20) days after the end of each month, a calculation of Eligible Inventory as of such month end and a gross inventory aging report; (g) promptly upon request, such other reports as to the Collateral as Lender shall request from time to time; and (h) certificates of an officer of Borrower certifying as to the foregoing. If any of Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, Borrower hereby authorizes such services or agent to deliver such records, reports, and related documents to Lender."

         1.8 Amendment of Section 9.18. Section 9.18 of the Agreement is hereby amended to read in its entirety as follows:

                 "9.18 Adjusted Tangible Net Worth. Borrower shall not permit Adjusted Tangible Net Worth, calculated as of the last day of each of the following periods, to be less than the amount indicated opposite such period:

                 Period                                        Amount
                 ------                                        ------
                 Fiscal Quarter ending 05/31/95             $135,000,000
                 Fiscal Quarter ending 08/31/95             $116,000,000
                 Fiscal Quarter ending 11/30/95             $112,000,000
                 Month ending 12/31/95                      $107,000,000
                 and at the end of each month thereafter    $103,000,000."

         1.9 Amendment of Section 9.24. Section 9.24 of the Agreement is hereby amended to read in its entirety as follows:

                 "9.24 Adjusted Net Earnings from Operations. Borrower shall not permit Adjusted Net Earnings from Operations, calculated as of the last day of each of the following periods, to be less than the amount indicated opposite such period:

                 Period                                        Amount
                 ------                                        ------
                 Fiscal Quarter ending 05/31/95             ($6,000,000)
                 Fiscal Quarter ending 08/31/95             ($4,900,000)
                 Fiscal Quarter ending 11/30/95             ($3,700,000)
                 Month ending 12/31/95                      ($5,000,000)
                 Month ending 01/31/96                      ($4,500,000)





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
                 Month ending 02/28/96                       $1,100,000
                 Month ending 03/31/96                       $1,400,000
                 Month ending 04/30/96                        ($100,000)
                 Month ending 05/31/96                        ($500,000)
                 Month ending 06/30/96                        ($200,000)
                 Month ending 07/31/96                       $1,600,000
                 Month ending 08/31/96                         $500,000
                 Month ending 09/30/96                      ($1,000,000)
                 Month ending 10/31/96                         $800,000
                 Month ending 11/30/96                         $400,000."

         1.10    Amendment of Section 13.10.  Clause "(f)", contained in
Section 13.10 of the Agreement is hereby amended to read in its entirety as follows:

         "(f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel lodging, and meals for inspection of the Collateral and Borrower's operations by Lender's agents up to four times per year and whenever an Event of Default exists;"


         1.11 Discontinuance of Libor Rate Loans. Notwithstanding any provision of the Agreement to the contrary, commencing on the effective date of this Agreement, the Lender shall not be obligated to extend, continue, or renew and the Borrower shall have no right to borrow, continue or renew any Loan as a Libor Rate Loan. The Agreement shall be deemed to be amended in accordance with this Section. At the expiration of the Interest Period applicable to any Libor Rate Loan outstanding on the effective date of this Amendment, the Borrower shall, subject to the terms of the Agreement, either (a) repay such Libor Rate Loan, or (b) convert such Loan to a Reference Rate Loan.


                  SECTION TWO - REPRESENTATIONS AND WARRANTIES

         2.1 Acknowledgment of Borrower. Borrower hereby represents and warrants that the execution and delivery of this Amendment and compliance by Borrower with all of the provisions of this Amendment (i) are within the powers and purposes of Borrower; (ii) have been duly authorized or approved by Borrower; and (iii) constitute the valid and binding obligation of Borrower, enforceable in accordance with its terms. Borrower reaffirms its obligation to pay all amounts due Lender under the Agreement in accordance with and subject to the terms thereof as modified hereby.

         2.2 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and Borrower agree that the





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Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.


                      SECTION THREE - CONDITIONS PRECEDENT

         3.1 Conditions. The effectiveness of this Amendment is subject and as part of the consideration for Lender entering into this Amendment, Borrower shall pay to Lender a fee of $125,000 which shall be due and payable concurrently with Borrower's execution and delivery of this Amendment to Lender. The fee may, at Lender's option, be charged to Borrower's loan account as a Reference Rate Loan.


                          SECTION FOUR - MISCELLANEOUS

         4.1 Agreement Unmodified. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Agreement remain unmodified and in full force and effect.

         4.2 Total Agreement. This Amendment, and all other agreements referred to herein or delivered in connection herewith, shall constitute the entire agreement between the parties relating to the subject matter hereof, shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.

         4.3 Severability. To the extent any provision of this Amendment is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                          L.A. Gear California, Inc.
                                          a California corporation

                                          By:   W.L. Benford
                                              ------------------------------
                                          Title:  President



                                          BankAmerica Business Credit, Inc.
                                          a Delaware corporation

                                          By:   Stephen King
                                              ------------------------------
                                          Title: Senior Account Executive





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                            RATIFICATION OF GUARANTY

         Raegal Finance Inc. hereby consents to the foregoing and confirms that its Guaranty dated as of November 22, 1993, in favor of BankAmerica Business Credit, Inc. relating to the obligations of L.A. Gear California, Inc. remains unmodified and in full force and effect.

                                          Raegal Finance, Inc.,
                                          a Texas corporation

                                          By:   W.L. Benford
                                              ------------------------------
                                          Title:  President and Chief Executive
                                                   Officer



         L.A. Gear, Inc. hereby consents to the foregoing and confirms that its Guaranty dated as of November 22, 1993, in favor of BankAmerica Business Credit, Inc. relating to the obligations of L.A. Gear California, Inc. remains unmodified and in full force and effect.

                                          L.A. Gear, Inc.

                                          By:   W.L. Benford
                                              ------------------------------
                                          Title:  President and Chief Executive
                                                   Officer





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